UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

DAXOR CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-12248	13-2682108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Ste. 4740 New York, NY 10118
(Address of principal executive offices) Registrant’s telephone number, including area code: (212) 330-8500

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, David Frankel, Daxor's Chief Financial Officer, left Daxor's employ. One June 6, 2016, Eric P. Coleman became Daxor's Chief Financial Officer.

On June 22, 2016, Edward Feuer was elected to Daxor's Board of Directors by shareholder vote. Mr. Feuer will also serve as the Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION (Registrant)

Date: July 7, 2016	By:	/s/ Diane Meegan
Diane Meegan
Corporate Secretary